UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2017

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, 165 Broadway New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangements of Certain Officers

On January 23, 2017, the Board of Directors (the “Board”) of Investment Technology Group, Inc. (the “Company”) approved amendments to the Investment Technology Group, Inc. Amended and Restated 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) to implement “double trigger” vesting in connection with a change in control of the Company (as defined in the amended 2007 Plan) and make certain other non-substantive and clarifying changes.  The Compensation Committee (the “Committee”) of the Board approved similar amendments to the Investment Technology Group, Inc. Variable Compensation Stock Unit Award Program Subplan (the “VCSUA Plan”), which is a subplan to the 2007 Plan.  In addition, the form of restricted stock unit award agreement for employees (the “Award Agreement”) under the 2007 Plan was amended by the Committee to replace the “single trigger” vesting provisions with “double trigger” vesting provisions.

Amended 2007 Plan and Award Agreement

Under the amended 2007 Plan, unless the Committee determines otherwise, if a change in control occurs in which the Company is not the surviving corporation (or the Company survives only as a subsidiary of another corporation), all outstanding grants made on or after January 23, 2017 that are not exercised or paid at the time of the change in control will be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

Unless the grant agreement issued under the amended 2007 Plan provides otherwise, if a participant’s employment is terminated (i) by the Company and its subsidiaries without cause (excluding on account of death or disability) within six months prior to a change in control, and it is reasonably demonstrated that such termination (A) was at the request of a third party who has taken steps reasonably calculated or intended to effect a change in control or (B) otherwise arose in connection with or anticipation of a change in control, or (ii) (A) by the Company and its subsidiaries without cause (excluding on account of death or disability), (B) by the participant for good reason, (C) by the Company and its subsidiaries on account of the participant’s disability or (D) on account of the participant’s death, in each case, upon or following a change in control and during the period in which any of such participant’s grants are subject to vesting or exercisability restrictions, the participant’s outstanding grants will become fully vested and exercisable.  If the vesting of any such grants is based, in whole or in part, on performance, the applicable subplan or grant agreement will specify how the portion of the grant that becomes vested upon termination will be calculated. To the extent options and stock appreciation rights vest and become exercisable in accordance with the foregoing, they will remain exercisable for the earlier of (i) 12 months following the termination of the participant’s employment or service or (ii) the expiration of the grant’s term.

In addition, the amended 2007 Plan provides that in the event of a change in control, if all outstanding grants are not assumed by, or replaced with grants with comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding grants, without the consent of any participant:

•      determine that outstanding options and stock appreciation rights become fully exercisable, and restrictions on outstanding stock awards and stock units will lapse as of the date of the change in control or at such other time as the Committee determines;

•      require that participants surrender their options and stock appreciation rights in exchange for one or more payments by the Company, in cash or shares of the Company’s common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the participant’s unexercised options and stock appreciation rights exceeds the exercise price of the options or the base amount of the stock appreciation rights, as applicable;

•      after giving participants the opportunity to exercise their options and stock appreciation rights, terminate any or all unexercised options and stock appreciation rights at such time as the Committee determines appropriate;

•      with respect to participants holding stock units, other stock based awards or dividend equivalents, determine that such participants will receive one or more payments in settlement of such stock units, other stock based awards or dividend equivalents, in an amount and form and on terms determined by the Committee; or

•      if the Company is the surviving corporation, determine that grants will remain outstanding after the change in control.

If the per share fair market value of the Company’s common stock does not exceed the per share exercise price or base amount, as applicable, the Company will not be required to make any payment to the participant upon surrender of the option or stock appreciation right.

In addition, the 2007 Plan was amended to give the Committee flexibility to permit share withholding for taxes on grants that are settled in common stock of the Company in excess of the minimum applicable withholding tax rate.

The Award Agreement was also amended so that grants made on or after January 23, 2017 provide that the unvested stock units will fully vest if a participant’s employment is terminated (i) by the Company and its subsidiaries without cause (excluding on account of death or disability) within six months prior to a change in control, and it is reasonably demonstrated that such termination (A) was at the request of a third party who has taken steps reasonably calculated or intended to effect a change in control or (B) otherwise arose in connection with or anticipation of a change in control, or (ii) (A) by the Company and its subsidiaries without cause (excluding on account of death or disability) or (B) by the participant for good reason, in each case, upon or following the change in control and before the stock units are fully vested.  The stock units will fully vest on the date of the change in control if the termination occurred within six months prior to the change in control in accordance with (i) above or on the date of termination of employment if the termination occurs upon or following the change in control in accordance with (ii) above.

Amended VCSUA Plan

The amended VCSUA Plan specifies the treatment of outstanding units granted on or after January 23, 2017 in the event of certain terminations of employment before or after a change in control.  With respect to units that vest based on attainment of specified performance goals, the performance period will end as of the date of the change in control and the number of performance-based units payable will be calculated based on the greater of actual performance or target performance as of the change in control.  Such amount will vest over the remaining performance period on the vesting dates set forth in the individual grant agreement, provided that the participant remains employed through the applicable vesting dates.

If the participant’s employment is terminated prior to a change in control and the participant’s units have continued to vest following such termination of employment, as determined by the Committee in accordance with the terms of the VCSUA Plan, then all of the units will vest in full immediately prior to the change in control. If the participant’s units had not continued to vest but the participant’s employment is terminated by the Company and its subsidiaries without cause (excluding on account of death or disability) within six months prior to a change in control, and it is reasonably demonstrated that such termination (A) was at the request of a third party who has taken steps reasonably calculated or intended to effect a change in control or (B) otherwise arose in connection with or anticipation of a change in control, then the unvested units will vest in full immediately prior to the change in control. If the participant’s employment is terminated (A) by the Company and its subsidiaries without cause (excluding on account of death or disability) or (B) by the participant for good reason, (C) by the Company and its subsidiaries on account of the participant’s disability or (D) on account of the participant’s death, in each case, upon or following a change in control and before the participant’s units are fully vested, then the participant’s outstanding units will vest in full on the date of termination of employment.

The VCSUA Plan was also amended to change the automatic grant date of units from the date that year end Variable Compensation (as defined in the VCSUA Plan) is paid to participants to the date that such compensation is communicated to participants.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the 2007 Plan, the VCSUA Plan and the Award Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

10.1            Investment Technology Group, Inc. Amended and Restated 2007 Omnibus Equity Compensation Plan.

10.2            Amended and Restated Investment Technology Group, Inc. Variable Compensation Stock Unit Award Program Subplan.

10.3            Form of Investment Technology Group, Inc. Stock Unit Grant Agreement for Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ Angelique F.M. DeSanto
		Name:	Angelique F.M. DeSanto
		Title:	Managing Director, General
Counsel and Secretary and Duly Authorized
Signatory of Registrant

Dated: January 26, 2017